UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 7, 2026

AquaBounty Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36426	04-3156167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

233 Ayer Road, Suite 4, Harvard, Massachusetts

(Address of principal executive offices)

01451

(Zip Code)

978-648-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.001 per share	AQB	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 7, 2026, AquaBounty Technologies, Inc. (the “Company”) entered into conversion agreements (the “Series A Conversion Agreements”) with the holders of the Company’s Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), and conversion agreements (the “Series B Conversion Agreements” and, together with the Series A Conversion Agreements, the “Conversion Agreements”) with the holders of the Company’s Series B Convertible Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock” and, together with the Series A Preferred Stock, the “Preferred Stock”), pursuant to which all outstanding shares of Preferred Stock will automatically convert into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), on the earlier of (i) the date on which the Registration Statement (as defined below) is declared effective by the Securities and Exchange Commission (the “SEC”) and (ii) October 30, 2026 (the “Conversion Date”).

Pursuant to the Conversion Agreements, the number of shares of Common Stock issuable upon conversion will be calculated in accordance with the applicable Certificate of Designations by multiplying the number of shares of Preferred Stock by the applicable Liquidation Value ($18.2580 per share of Series A Preferred Stock and $20.60 per share of Series B Preferred Stock), adding all accrued and accumulated and unpaid dividends on such shares through October 15, 2026, and dividing the result by the applicable conversion price ($0.9129 per share for the Series A Preferred Stock and $1.03 per share for the Series B Preferred Stock). The holders have waived any dividends accruing after October 15, 2026. Upon conversion, the Company will issue an aggregate of 5,771,929 shares of Common Stock to the holders of the Series A Preferred Stock and 2,305,114 shares of Common Stock to the holders of the Series B Preferred Stock, for a total of 8,077,043 shares of Common Stock (the “Conversion Shares”).

Upon conversion, the shares of Preferred Stock will be cancelled and retired and will cease to be outstanding, and the holders will have no further rights with respect to the Preferred Stock other than the right to receive the Conversion Shares.

Pursuant to the Conversion Agreements, the Company agreed to file a registration statement on Form S-3 with the SEC covering the resale of the Conversion Shares (the “Registration Statement”) promptly following the date of the Conversion Agreements, to use its reasonable best efforts to cause the Registration Statement to become effective as promptly as practicable, and to keep the Registration Statement effective until the earliest of (i) the date on which all Conversion Shares covered by the Registration Statement have been sold, (ii) the date on which the holders may sell all of the Conversion Shares without restriction pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), and (iii) the second anniversary of the Conversion Date.

The foregoing description of the Conversion Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Series A Convertible Preferred Stock Conversion Agreement and the form of Series B Convertible Preferred Stock Conversion Agreement, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The Conversion Shares to be issued pursuant to the Conversion Agreements described in Item 1.01 above will be issued to the existing holders of the Preferred Stock upon conversion of their shares of Preferred Stock, and no additional consideration will be paid by the holders. Pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), the Common Stock issued pursuant to the Conversion Agreements were issued in each case to an existing security holder of the Company exclusively in exchange for such holder’s securities and No commission or other remuneration was paid or given for soliciting the exchange. Accordingly, the issuance was exempt from the registration requirements of the Securities Act. The disclosure set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Description
10.1	Form of Series A Convertible Preferred Stock Conversion Agreement dated as of October 7, 2026.
10.2	Form of Series B Convertible Preferred Stock Conversion Agreement dated as of October 7, 2026.
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AquaBounty Technologies, Inc.
(Registrant)

Date: October 8, 2026	/s/ David A. Frank
David A. Frank
Interim Chief Executive Officer, Chief Financial Officer and Treasurer